UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                       January 13, 2006 (January 10, 2006)


                           America Service Group Inc.
                           --------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                     0-23340                  51-0332317
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)         Identification Number)


105 Westpark Drive, Suite 200, Brentwood, Tennessee                37027
    (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (615) 373-3100

                                 Not Applicable
                                 --------------

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|__| Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)
|__| Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)
|__| Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))
|__| Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On January 10, 2006, America Service Group, Inc. (the "Company") received a letter from the NASDAQ Office of General Counsel, Listing Qualifications Hearings, which notified the Company that its common stock will continue to be listed on NASDAQ pursuant to an exception from the filing requirements in Marketplace Rule 4310(c)(14). Marketplace Rule 4310(c)(14) requires the Company to make on a timely basis all filings with the Securities and Exchange Commission ("SEC"), as required by the Securities Exchange Act of 1934, as amended. As previously announced in a press release dated November 9, 2005, the Company delayed filing its Quarterly Report on Form 10-Q for the three months ended September 30, 2005 ("Third Quarter 2005 10-Q") pending the conclusion of an internal investigation being conducted under the direction of the Audit Committee of its Board of Directors into certain matters related to its subsidiary, Secure Pharmacy Plus.

     The Company discussed the failure to file its Third Quarter 2005 10-Q at a hearing before the NASDAQ Listing Qualifications Panel (the "Panel") on December 8, 2005. The Panel has granted the Company a temporary exception to its listing requirements subject to the following conditions:

     (i) On or before February 28, 2006, the Company must provide the NASDAQ Hearings Department with either (a) a copy of the final report of the internal investigation, which must provide specified information concerning the investigation, including, without limitation, the scope, procedures used, findings and actions recommended and taken as a result of the internal investigation or (b) an update of the Company's post-hearing submission to the Panel including the same specified information concerning the internal investigation.

     (ii) On or before March 15, 2006, the Company shall file its Third Quarter 2005 10-Q and all required restatements resulting from the internal investigation.

     The trading symbol for the Company currently is "ASGRE." The "E" will be removed from the Company's trading symbol upon the Panel's determination that the Company has complied with NASDAQ filing requirements and the terms of the exception described above.

     The Company believes that its ability to provide the specified information about the internal investigation and file its Third Quarter 2005 10-Q within this time frame will depend upon the completion and results of the internal investigation referred to above. The Company is working diligently with the Audit Committee to meet these conditions, but there can be no assurance it will do so.

     The Company issued a press release disclosing that it received a conditional exception from NASDAQ to allow continued listing. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

       (c)  Exhibits.

            99.1. Press Release dated January 13, 2006.

                                   Signatures
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       America Service Group Inc.


Date:  January 13, 2006                By:  /s/ Michael W. Taylor
                                            ------------------------------------
                                                Michael W. Taylor
                                                Senior Vice President and Chief
                                                Financial Officer

                                  EXHIBIT INDEX

Exhibit
Number     Description of Exhibits
------     -----------------------

99.1       Press release dated January 13, 2006.